OPTION TO PURCHASE AGREEMENT


BETWEEN:

         DIGITAL  SERVANT CANADA  CORPORATION
         a Canada  corporation
         111 Richmond Street West,  Suite 420
         Toronto,  Ontario  Canada M5H 2G4
         (hereinafter referred to as the "Seller")
                                                               OF THE FIRST PART

AND

         DIGITAL  SERVANT  CORPORATION
         a Nevada  corporation
         111 Richmond Street West, Suite 420
          Toronto, Ontario Canada M5H 2G4
         (hereinafter referred to as the "Purchaser")

                                                              OF THE SECOND PART

WHEREAS

         THIS OPTION TO PURCHASE AGREEMENT is made by and between Digital Servant Corporation, a Nevada corporation and referred to herein as "Purchaser", Digital Servant Canada Corporation, a Canadian corporation, referred to herein as the "Seller".

                                    RECITALS

         WHEREAS, the Seller is the developer and owner of the worldwide manufacturing and distributing rights of the "Digital Servant" technology, related tradenames and products, referred to herein as "Product", and

         WHEREAS, the Seller desires to sell the Product to a publicly traded corporation in the United States of America, which intends to trade its common shares in the United States national Over-The-Counter market.

         NOW, THEREFORE, in consideration of the mutual covenants herein, the Purchaser and Seller agree as follows:

                                       (1)

I.       SALE OF PRODUCT

         Upon the term and subject to the conditions set forth in this Agreement, the Purchaser shall sell, assign, and deliver to Seller, and Seller shall accept from Purchaser, $2,500,000 USD, payable at a rate of 10% down on or before December 31, 2001, payable over a period of 60 months from the date of purchase, with payments due quarterly carrying an interest rate of 8% per annum on the unpaid balance. The first such quarterly payment is due on or before March 31, 2002. This $2,500,000 USD in cash is paid for the Product in addition to the 15,299,000 Common Stock already received by the Seller in exchange for the Purchaser's License worldwide rights to the Product.

II.      PURCHASE PRICE

         In consideration for the sale of the shares set forth in Section I above, Seller shall:

         a. Sell and assign all rights and title regarding the Product to the Purchaser upon the payment of 10% of the purchase cash price of $2,500,000 USD or $250,000 USD, such rights being registered with the tradename office in the appropriate countries.

         b. Sell and assign all the technology, materials and literature developed, information designs and market studies and tradename(s) developed by the Seller with respect to the Product to the Purchaser.

         c. Convey any and all assets associated with the Product and any and all contracts and agreements relating to the Product to the Purchaser.

III.     REPRESENTATIONS OF SELLER

         Seller represents and warrants that:

          a. It is the owner in good standing with all encumbrances paid on the Property

          b.   It is authorized to enter into this Agreement.

          c. It has obtained written authorization and/or has the legal right to transfer the Property to Purchaser.

          d. There is no existing or potential litigation against the Seller which has been instituted by third parties.

          e.   All  assets   pursuant  to  this  Agreement  are  free  from  any
               encumbrances and liens.

IV.      REPRESENTATIONS OF PURCHASER

         Purchaser represents and warrants that:

                                       (2)

          a. It is a publicly held corporation in good standing, incorporated in the State of Nevada, United States of America.

          b. It is authorized to enter into this Agreement by resolution of its board of directors.

V.       INDEMNIFICATION

         The Seller shall indemnify, hold harmless and defend the Purchaser against any debts or obligations of Seller not specifically assumed by Purchaser by virtue of this Agreement, which results from or arises out of business operations of the Seller and which accrued prior to the date of this Agreement. Specifically, the Seller is responsible for, and shall indemnify, hold harmless and defend the Purchaser for any and all matters relating to Seller's transactions.

         The Purchaser shall be granted the full power and authority to take any and all action with respect to such proceedings as are initiated in regard to such debts and obligations, including not limited to the right to settle, compromise and dispose of such matters as it deems proper. The Seller shall indemnify, hold harmless and defend Purchaser against any and all loss, liability and expense, including attorney's fees and costs, arising out of obligations, liabilities and claims of Purchaser incurred by Seller after the date of closing in violation of the Agreement.

VI       EXPENSES

         The Purchaser and Seller agree to bear their own legal and accounting expenses, taxes and other costs in connection with the preparation and consummation of this Agreement.

VII      SURVIVAL OF WARRANTIES

         The warranties, representations and agreements set forth herein shall continue in full force and effect and shall survive the closing hereunder.

VIII     ASSIGNMENT

         This Agreement may not be assigned by either party until the entire purchase amount is paid, without prior written consent of the other party, with consent shall not be unreasonably withheld.

IX       ATTORNEY'S FEES

         In the even it is necessary for any one of the parties hereto to bring any action to enforce any of the terms and covenants of this Agreement, it is agreed that the prevailing party shall be entitled to recover its reasonable attorney's fees and court costs.

X.       GOVERNING LAW

                                       (3)

         This Agreement shall be governed and construed in accordance with the laws of the State of Nevada.

XI       NOTICES

         Any notice to be given hereunder shall be given in writing and delivered personally or by regular mail, as follows:

         a.  If to Seller, addressed to:     111 Richmond Street West, Suite 420
                                             Toronto, Ontario, Canada M5H 2G4

         b.  If to Purchaser, addressed to:  111 Richmond Street West, Suite 420
                                             Toronto, Ontario, Canada M5H 2G4

XII      ENTIRE AGREEMENT

         This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein.

XIII     BINDING AGREEMENT

         This Agreement shall inure to the benefit of and be binding upon Seller and Purchaser and their respective heirs, executors, administrators, successors and assigns.

XIV      COUNTERPARTS AND POWER OF ATTORNEYS

         This Agreement may be executed in more than one counterpart each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement may be signed on behalf of the binding parties by any legal Power of Attorney representing any one of the parties. Any Power of Attorney in effect under this Agreement shall be attached to this Agreement.

DATED on this 15th Day of September, 2000.

SELLER                        DIGITAL SERVANT CANADA CORPORATION

                              /s/ Andrew Harvie
                              -----------------------------------------
                              by Andrew Harvie, Vice-President


PURCHASER                     DIGITAL SERVANT CORPORATION

                              /s/ Angus Crawford
                              -------------------------------------------
                              by Angus Crawford, President



                                      (4)